Exhibit 4.1

                         BELLWETHER EXPLORATION COMPANY,

                              VARIOUS SUBSIDIARIES,

                          AS THE SUBSIDIARY GUARANTORS,

                                       and

                         BANK OF MONTREAL TRUST COMPANY,

                                 as the Trustee

                                   -----------

                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of April 21, 1997

                                   -----------

                    Supplementing and Amending the Indenture
                                   dated as of
                                  April 9, 1997
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      THIS FIRST  SUPPLEMENTAL  INDENTURE  dated as of April 21, 1997 is among
BELLWETHER EXPLORATION COMPANY, a Delaware corporation (the "Company"), the SUBSIDIARY GUARANTORS (as defined herein) and BANK OF MONTREAL TRUST COMPANY, a New York trust company (the "Trustee").

                             RECITALS OF THE COMPANY

      The Company and various Subsidiaries, specified as Subsidiary Guarantors have duly authorized the creation of an issue of 10-7/8 % Senior Subordinated Securities due 2007 (the "Securities"), in accordance with the terms of the Indenture dated as of April 9, 1997 (such Indenture as the same has been supplemented or amended heretofore being sometimes referred to herein as the "Original Indenture"), among the Company, the Subsidiary Guarantors and the Trustee.

      The Securities are guaranteed by the Subsidiary Guarantors (as defined in the Indenture) on the terms provided in the Indenture.

      It is deemed desirable to supplement and amend the Original Indenture to add two Material Subsidiaries as Subsidiary Guarantors (the Original Indenture, as so supplemented and amended by this First Supplemental Indenture, being sometimes referred to herein as the "Indenture").

      Article IX, Section 9.1(vii) of the Original Indenture provides that under certain conditions the Company, each of the Subsidiary Guarantors and Trustee, may, without the consent of any Holders, at any time and from time to time, enter into one or more indentures supplemental thereto, in form satisfactory to the Trustee, for the purpose, inter alia, of adding any Restricted Subsidiary as an additional Subsidiary Guarantor as provided in Section 10.13(i) of the Original Indenture.

      In addition, Article X, Section 10.13(i) of the Original Indenture requires that each Person that becomes, or comes into existence as, a Restricted Subsidiary after the date of the Original Indenture, prior to its incurrence of any obligations that guarantee or secure any other Indebtedness of the Company, to execute and deliver a supplemental indenture to the Original Indenture agreeing to be bound by those terms applicable to a Subsidiary Guarantor and providing for a Subsidiary Guarantee of the Securities by such Restricted Subsidiary.

      All things necessary to authorize the execution and delivery of this First Supplemental Indenture, to effect the modifications of the Original Indenture provided for in this First Supplemental Indenture, and to make the Original Indenture, as supplemented and amended by this First Supplemental Indenture, a valid agreement of the Company, in accordance with its terms, have been done.

      NOW, THEREFORE, in consideration of the premises and the purchase of the Securities by the Holders, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:
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                                    ARTICLE I

                         ADDITIONAL SUBSIDIARY GUARANTOR

      SECTION 1.1 ADDITION OF SUBSIDIARY GUARANTORS. (a) Black Hawk Oil Company, a Delaware corporation and wholly owned subsidiary of the Company ("Black Hawk"), by execution of this First Supplemental Indenture, hereby agrees to be bound by the terms of the Indenture as a Subsidiary Guarantor.

      (b) 1989-I TEAI Limited Partnership, a Texas limited partnership and wholly owned subsidiary of the Company ("LP" and, together with Black Hawk, the "New Subsidiary Guarantors"), by execution of this First Supplemental Indenture, hereby agrees to be bound by the terms of the Indenture as a Subsidiary Guarantor.

      SECTION 1.2 SUBSIDIARY GUARANTEE OF THE SECURITIES. EXHIBIT A, attached hereto and incorporated herein by reference, sets forth the form of Subsidiary Guarantee from the Indenture to which each of the New Subsidiary Guarantors agrees to be bound by execution and delivery of this First Supplemental Indenture.

                                   ARTICLE II

                           PARTICULAR REPRESENTATIONS
                                  AND COVENANTS

      SECTION 2.1 AUTHORITY OF THE COMPANY. The Company is duly authorized by a resolution of the Board of Directors to execute and deliver this First Supplemental Indenture, and all corporate action on its part required for the execution and delivery of this First Supplemental Indenture has been duly and effectively taken.

      SECTION 2.2 AUTHORITY OF THE SUBSIDIARIES. Each of the corporate Subsidiary Guarantors is duly authorized by a resolution of its respective Board of Directors to execute and deliver this First Supplemental Indenture, and all corporate action on the part of each Subsidiary Guarantor required for the execution and delivery of this First Supplemental Indenture has been duly and effectively taken. LP is duly authorized by resolution of the Board of Directors of its sole general partner to execute and deliver this First Supplemental Indenture, and all corporate action on the part of LP's general partner and all partnership action on the part of LP required for the execution and delivery of this First Supplemental Indenture has been duly and effectively taken.

      SECTION 2.3 BINDING EFFECT. The Subsidiary Guarantee of each of the New Subsidiary Guarantors evidenced by this First Supplemental Indenture constitutes a valid, binding and enforceable obligation of each such New Subsidiary Guarantor, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.

      SECTION 2.4 TRUTH OF RECITALS AND STATEMENTS. The Company warrants that the recitals of fact and statements contained in this First Supplemental Indenture are true and correct.

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                                   ARTICLE III

                             CONCERNING THE TRUSTEE

      SECTION 3.1 ACCEPTANCE OF TRUSTS. The Trustee accepts the trusts hereunder and agrees to perform the same, but only upon the terms and conditions set forth in the Original Indenture and in this First Supplemental Indenture.

      SECTION 3.2 RESPONSIBILITY OF TRUSTEE FOR RECITALS, ETC. The recitals and statements contained in this First Supplemental Indenture shall be taken as the recitals and statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture, except that the Trustee is duly authorized to execute and deliver this First Supplemental Indenture.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

      SECTION 4.1 RELATION TO THE INDENTURE. The provisions of this First Supplemental Indenture shall become effective immediately upon the execution and delivery hereof. This First Supplemental Indenture and all the terms and provisions herein contained shall form a part of the Original Indenture as fully and with the same effect as if all such terms and provisions had been set forth in the Original Indenture. The Original Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with the terms and provisions thereof, as supplemented and amended by this First Supplemental Indenture, and the Original Indenture and this First Supplemental Indenture shall be read, taken and construed together as one instrument.

      SECTION 4.2 MEANING OF TERMS. Any capitalized term used in this First Supplemental Indenture and not defined herein that is defined in the Original Indenture shall have the meaning specified in the Original Indenture, unless the context shall otherwise require.

      SECTION 4.3 COUNTERPARTS OF FIRST SUPPLEMENTAL INDENTURE. This First Supplemental Indenture may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

      SECTION 4.4 GOVERNING LAW. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

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      IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental
Indenture to be duly executed, all as of the day and year first above written.


                                BELLWETHER EXPLORATION COMPANY

                                By:___________________________
                                   Name:
Company:                           Title:


Subsidiary Guarantors:         ODYSSEY PETROLEUM COMPANY


                                By:___________________________
                                   Name:
                                   Title:


                                BLACK HAWK OIL COMPANY,
                                A DELAWARE CORPORATION


                                By:___________________________
                                   Name:
                                   Title:


                                1989-I TEAI LIMITED PARTNERSHIP,
                                A TEXAS LIMITED PARTNERSHIP

                                By:  Black  Hawk Oil Company, as General Partner


                                       By:___________________________
                                          Name:
                                          Title:

Trustee:                        BANK OF MONTREAL TRUST COMPANY,
                                A NEW YORK TRUST COMPANY


                                By:___________________________
                                   Name:
                                   Title:

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                                    EXHIBIT A

      The form of notation to be set forth on each Security relating to the Subsidiary Guarantees shall be in substantially the following form:

                              SUBSIDIARY GUARANTEES

      Subject to the limitations set forth in the Indenture, the initial Subsidiary Guarantors and, if any, all additional Subsidiary Guarantors (as defined in the Indenture referred to in the Security upon which this notation is endorsed and each being hereinafter referred to as a "Subsidiary Guarantor," which term includes any additional or successor Subsidiary Guarantor under the Indenture) have, jointly and severally, unconditionally guaranteed (a) the due and punctual payment of the principal of (and premium, if any) and interest on the Securities, whether at maturity, acceleration, redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of and interest on the Securities, if any, to the extent lawful, (c) the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in the Indenture, and
(d) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

      The obligations of each Subsidiary Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

      The obligations of the Subsidiary Guarantors to the Holders or the Trustee pursuant to the Subsidiary Guarantees and the Indenture are expressly subordinate to all Guarantor Senior Indebtedness to the extent set forth in
Article XIII of the Indenture and reference is made to such Indenture for the precise terms of such subordination.

      No stockholder, officer, director, employee, incorporator or Affiliate as such, past, present or future, of any Subsidiary Guarantor shall have any personal liability under its Subsidiary Guarantee by reason of his or its status as such stockholder, officer, director, employee, incorporator or Affiliate, or any liability for any obligations of any Subsidiary Guarantor under the Securities or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation.

      Any Subsidiary Guarantor may be released from its Subsidiary Guarantee upon the terms and subject to the conditions provided in the Indenture.

      All terms used in this notation of Subsidiary Guarantee which are defined in the Indenture referred to in this Security upon which this notation of Subsidiary Guarantees is endorsed shall have the meanings assigned to them in such Indenture.

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      The Subsidiary Guarantees shall be binding upon the Subsidiary Guarantors and shall inure to the benefit of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee respecting the Security upon which the foregoing Subsidiary Guarantees are noted, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof and in the Indenture.

      The Subsidiary Guarantees shall not be valid or obligatory for any purposes until the certificate of authentication on the Security upon which the foregoing Subsidiary Guarantees are noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.